PROSPECTUS SUPPLEMENT (To Prospectus dated January 8, 2014)	Filed pursuant to Rule 424(b)(5) Registration No. 333-193100

26,667,000 Shares of Common Stock and

Series A Warrants to Purchase 13,333,500 Shares of Common Stock and

Series B Warrants to Purchase 20,000,250 Shares of Common Stock

STEMCELLS, INC.

We are offering up to 26,667,000 shares of our common stock, Series A Warrants to purchase up to 13,333,500 shares of our common stock (and the shares of common stock issuable from time to time upon exercise of these warrants) and Series B Warrants to purchase up to 20,000,250 shares of common stock in this offering. The common stock and warrants will be separately issued, but the shares and warrants will be issued and sold to purchasers in equal proportion. Each Series A Warrant will have an exercise price of $0.30 per share of common stock, will be exercisable upon issuance and will expire two years from the date of original issuance. Each Series B Warrant will have an exercise price of $0.42 per share of common stock and will be exercisable from the later of (i) our receipt of stockholder approval to effect a reverse stock split (the “Reverse Stock Split”) so as to permit the exercise in full of the Series B Warrants and (ii) 12 months from the date of issuance, and will expire five years from the date on which such Series B Warrants become exercisable.

Our common stock is listed on The NASDAQ Capital Market (NASDAQ) under the symbol “STEM.” On March 7, 2016, the last reported sales price of our common stock on NASDAQ was $0.38 per share. We do not intend to list the warrants on any securities exchange or other quotation system.

Investing in our securities involves a high degree of risk. Before buying any securities, you should read the discussion of material risks of investing in our securities under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement and the risk factors incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We have retained Maxim Group LLC to act as the sole book-running manager and the sole representative of the underwriters in connection with this offering. We have agreed to pay the underwriters the underwriters’ fee set forth in the table below, which assumes that we sell all of the shares we are offering.

	Per Share	Per Series A Warrant	Per Series B Warrant	Total(1)
Public offering price	$0.2999998	$0.0000001	$0.000001	$8,000,100
Underwriting discounts and commissions(1)	$0.017999988	$0.000000006	$0.000000006	$480,006
Proceeds, before expenses, to us	$0.281999812	$0.000000094	$0.000000094	$7,520,094

(1)	In addition to the underwriting discount, we have also agreed to reimburse the underwriters for their reasonable out of pocket expenses, including the reasonable fees and expenses of its counsel, in an amount not to exceed $150,000.

One of our senior employees has agreed to purchase approximately 166,000 shares of our common stock and Series A Warrants to purchase up to 83,000 shares of common stock and Series B Warrants to purchase up to 124,500 shares of common stock in this offering at the public offering price.

We have granted the underwriters an option for a period of 45 days after the date of this prospectus supplement to purchase up to an additional 4,000,050 shares and/or warrants to purchase up to an additional 5,000,063 shares, at the public offering price, less the underwriting discount and commissions, set forth above, solely to cover over-allotments, if any. The shares and/or warrants issuable upon exercise of the over-allotment option are identical to those offered by this prospectus. If the underwriters exercise this option in full, the total underwriting discounts and commissions payable by us will be $552,007, and the total proceeds to us, before expenses, will be $8,648,108. We estimate the total expenses of this offering, excluding underwriting commissions and discounts, to be approximately $250,000.

The underwriters are offering the shares and warrants as set forth under the heading ‘‘Underwriting’’ beginning on page S-15. The underwriters expect to deliver the shares and the warrants against payment on or about March 14, 2016.

Sole Book-Running Manager

Maxim Group LLC

Co-Manager

Chardan Capital Markets, LLC

The date of this prospectus supplement is March 9, 2016

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus, any related free-writing prospectus and the documents incorporated into each by reference include important information about us, the shares and warrants being offered and other information you should know before investing in our securities.

You should rely only on this prospectus supplement, the accompanying prospectus, any related free-writing prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. We have not, and the underwriters have not, authorized anyone to provide you with information that is in addition to, or different from, that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, offering to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free-writing prospectus is accurate as of any date other than as of the date of this prospectus supplement, the accompanying prospectus or any related free-writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

All references in this prospectus to “StemCells,” the “Company,” “we,” “us,” or “our” mean StemCells, Inc., including our directly and indirectly wholly-owned subsidiaries, unless we state otherwise or the context otherwise requires.

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PROSPECTUS SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference in this prospectus. It does not contain all of the information that you should consider before buying our securities. You should read this entire prospectus carefully, especially the section entitled “Risk Factors” and “Note Regarding Forward-Looking Statements” and the consolidated financial statements and the notes to the consolidated financial statements incorporated by reference herein.

The Company

Business Overview

We are engaged in researching, developing, and commercializing cell-based therapeutics. Our research and development (R&D) programs are primarily focused on identifying and developing potential cell-based therapeutics which can either restore or support organ function. In particular, since we relocated our operations to California in 1999, our R&D efforts have been directed at refining our methods for identifying, isolating, culturing, and purifying the human neural stem cell and developing this cell as potential cell-based therapeutics for the central nervous system (CNS). Our HuCNS-SC® cells (purified human neural stem cells) are currently in clinical development for several indications, with a primary focus on chronic spinal cord injury.

In 2015, we completed our Phase I/II clinical trial for the treatment of chronic spinal cord injury, which represents the first time that neural stem cells have been transplanted as a potential therapeutic agent for spinal cord injury. The Phase I/II trial evaluated both safety and preliminary efficacy of our proprietary HuCNS-SC human neural stem cells as a treatment for chronic thoracic spinal cord injury. Under this trial, a total of twelve patients with either complete and incomplete injuries as classified by the American Spinal Injury Association Impairment Scale (AIS) were enrolled and transplanted with our HuCNS-SC cells; seven patients with complete injury (AIS A) and five patients with an incomplete injury (AIS B). In May 2015, we reported the results from twelve-month data that revealed sustained improvements in sensory function that emerged consistently around three months after transplantation and persisted until the end of the study. The patterns of sensory gains were confirmed to involve multiple sensory pathways and were observed more frequently in the patients with less severe injury; three of the seven AIS A patients and four of the five AIS B patients showed signs of positive sensory gains confirming the previously reported interim results. In addition, two patients progressed during the study from the most severe classification, AIS A, to the lesser degree of injury grade, AIS B.

In October 2014, we initiated a Phase II proof of concept clinical trial to further investigate our HuCNS-SC cells as a treatment for spinal cord injury. Our Phase II Pathway™ Study is the first clinical trial designed to evaluate both the safety and efficacy of transplanting human neural stem cells into patients with cervical spinal cord injury. Traumatic injuries to the cervical (neck) region of the spinal cord, also known as tetraplegia or quadriplegia, impair sensation and motor function of the hands, arms, legs, and trunk. The Pathway Study is being conducted as a randomized, controlled, single-blind study and efficacy will be primarily measured by assessing motor function according to the International Standards for Neurological Classification of Spinal Cord Injury. The primary efficacy outcome will focus on change in upper extremity strength as measured in the hands, arms, and shoulders. The trial will follow the participants for one year and will enroll up to 52 subjects. The trial has three cohorts; the first cohort is an open-label dose escalation arm involving six patients to determine the cell dose to be used for the second and third cohort of the study; the second cohort will enroll forty patients and forms the single-blinded controlled arm of the Phase II study with the primary efficacy outcome being tested is the change in motor strength of the various muscle groups in the upper extremities innervated by the cervical spinal cord; the third cohort is an optional open label cohort targeted to enroll six patients to assess safety and preliminary efficacy in patients with less severe injuries (AIS C). We transplanted our first subject in this Phase II trial in December 2014 and completed transplanting the six patients comprising the first cohort of this trial in April 2015. The six-month interim results for the first cohort showed an overall pattern of motor improvement in four of the six patients as measured by gains in both strength and fine motor skills. In addition, four of the six patients showed improvement in the spinal level of injury as defined by the ISNCSCI (International Standards for Neurological Classification of Spinal Cord Injury) assessment of at least one level. Consistent with our prior study in chronic spinal cord injury, changes in muscle strength and function were observed around three months post-transplant. We commenced enrollment of the second cohort in the Pathway Study in June 2015.

We previously completed a Phase I clinical trial in infantile and late infantile neuronal ceroid lipofuscinosis (NCL), which showed that our HuCNS-SC cells were well tolerated and non-tumorigenic, and that there was evidence of engraftment and long-term survival of the transplanted HuCNS-SC cells. In October 2013, the results of a four-year, long-term follow up study of the patients from the initial Phase I study in NCL showed there were no long-term safety or tolerability issues associated with the cells up to five years post-transplantation.

In October 2012, we published in Science Translational Medicine, a peer-reviewed journal, the data from our four-patient Phase I clinical trial in PMD, which showed preliminary evidence of durable and progressive donor-derived myelination in all four patients. In addition, there were measurable gains in neurological function in three of the four patients, with the fourth patient clinically stable.

Our Corporate Information

We are incorporated in Delaware. Our principal executive offices are located at 7707 Gateway Blvd., Suite 140, Newark, California 94560 and our telephone number is (510) 456-4000. Our website is located at www.stemcellsinc.com. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus.

RISK FACTORS

You should read and carefully consider and evaluate the “Risk Factors” and “Note Regarding Forward-Looking Statements” included and incorporated by reference in the prospectus, this prospectus supplement and any other applicable prospectus supplement, including the risk factors under the heading “Item 1A. Risk Factors” incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2014, as updated by our other filings with the Securities and Exchange Commission (the “SEC”) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), filed after such annual report. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us, or that we currently deem immaterial, may also impair our business operations. If any of these risks were to occur, our business, financial condition, or results of operations would likely suffer. In that event, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Related to Our Stock

Our stock could be delisted from NASDAQ, which could affect our stock’s market price and liquidity. Our listing on NASDAQ is contingent upon meeting all the continued listing requirements of NASDAQ which include maintaining a minimum bid price of not less than $1.00 per share and a minimum of $2.5 million in stockholders’ equity. NASDAQ Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days.

On May 14, 2015, we received written notice from NASDAQ that the closing bid price for our common stock had been below $1.00 per share for the previous 30 consecutive business days, and that we were therefore not in compliance with the requirements for continued inclusion on NASDAQ under NASDAQ Listing Rule 5550(a)(2). In accordance with NASDAQ Listing Rule 5810(c)(3)(A), we had 180 calendar days, or until November 10, 2015, to regain compliance with the minimum bid price requirement. To regain compliance with the $1.00 minimum bid listing requirement of NASDAQ, the closing bid price per share of our common stock would have to be $1.00 or higher for a minimum of ten consecutive business days during this initial 180-day compliance period.

On November 11, 2015, we were notified by NASDAQ that we had not regained compliance with the minimum $1.00 bid price per share requirement. However, NASDAQ determined that we are eligible under NASDAQ Listing Rule 5810(c)(3)(A) for an additional 180 calendar day period, or until May 9, 2016, to regain compliance. This second 180 day period relates exclusively to the bid price deficiency. Our common stock may be delisted during the 180 days for failure to maintain compliance with any other listing requirements which occurs during this period. If compliance cannot be demonstrated by May 9, 2016, NASDAQ will provide written notification that our common stock will be delisted. At that time, we may appeal NASDAQ’s determination to a Hearings Panel (Panel). We will be asked to provide a plan to regain compliance to the Panel. Historically the Panel has generally viewed a near-term reverse stock split as the only definitive plan acceptable to resolve a bid price deficiency. There can be no assurance that we will be able to regain compliance with the minimum bid price requirement or will otherwise be in compliance with other NASDAQ listing criteria. Our price per share at March 7, 2016 was $0.38.

If our common stock is delisted from NASDAQ, our ability to raise capital in the future may be limited. Delisting could also result in less liquidity for our stockholders and a lower stock price. Such a de-listing would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a de-listing, we expect to take actions to restore our compliance with NASDAQ’s listing requirements, but we can provide no assurance that any action taken by us would result in our common stock becoming listed again, or that any such action would stabilize the market price or improve the liquidity of our common stock.

We expect to ask our stockholders to approve a proposal to authorize our board of directors to effect a reverse stock split of our common stock. There are risks associated with a reverse stock split, if it is effected.

We expect to ask our stockholders to approve a proposal to effect a reverse stock split of our issued and outstanding common stock at any whole number ratio between, and inclusive of, one for ten and one for fifteen, if our board of directors, in its discretion, determines to effect the Reverse Stock Split. If our stockholders approve such proposal, we expect to effect the Reverse Stock Split. However, the board of directors reserves the right to elect to abandon and not effect the Reverse Stock Split if it determines, in its sole discretion, that effecting the Reverse Stock Split is not in the best interests of our Company and our stockholders.

There can be no assurance that the Reverse Stock Split, if completed, will achieve the benefits that we hope it will achieve. The total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Risks Related to This Offering

Management will have broad discretion with respect to the use of the proceeds from this offering.

Although we have highlighted the intended use of proceeds for this offering, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. It is possible that our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

You will be unable to exercise the warrants issued in this offering under certain circumstances.

The Series B Warrants issued in this offering will not be exercisable until the later of (i) our receipt of stockholder approval to effect the Reverse Stock Split so as to permit the exercise in full of the Series B Warrants and (ii) one year from the date the warrants are issued. As of December 31, 2015, we have 111,348,241 shares of our common stock issued and outstanding and 54,799,497 shares of common stock reserved for issuance upon the exercise of warrants, restricted stock units and options that are currently outstanding.

We plan to file a Schedule 14A with the SEC in March 2016 in which we will ask our stockholders for approval to amend the Company’s restated certificate of incorporation to (i) effect the Reverse Stock Split and (ii) decrease the number of authorized shares of common stock to 200,000,000, with the final reverse split ratio to be determined by our board of directors within the whole number exchange ratio ranging from one for ten (every ten shares outstanding would be combined into one share) to one for fifteen (every fifteen shares outstanding would be combined into one share). If we do not obtain stockholder approval for the Reverse Stock Split the Series B Warrants will not be exercisable.

You will experience immediate and substantial dilution.

The offering price per share in this offering will exceed the net tangible book value per share of our common stock outstanding prior to this offering. After giving effect to the sale by us of up to $8,000,100 of securities offered in this offering, and after deducting commissions and estimated offering expenses payable by us, you will experience immediate dilution of $0.25 per share, representing the difference between our as adjusted net tangible book value per share as of December 31, 2015 after giving effect to this offering and the assumed offering price, and assuming no exercise of the warrants. The exercise of outstanding stock options and warrants will result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any future offering at a price per share that is lower than the price per share paid by investors in this offering, which would result in those newly issued shares being dilutive. In addition, investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which could impair the value of your shares. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Price adjustment provisions in certain of our outstanding warrants may make it more difficult and expensive for us to raise additional capital in the future and may result in further dilution to investors.

The warrants contain “full ratchet” anti-dilution provisions that would result in an adjustment to the conversion price of the warrants if we issue or are deemed to issue additional shares of our common stock at an effective per share price below the then-existing exercise price, subject to certain exceptions. Because these anti-dilution provisions will have the effect of lowering the price at which shares of our common stock are issued upon conversion of the warrants, if we are unable to raise additional capital at an effective price per share that is higher than the conversion price of warrants, these provisions may make it more difficult and more expensive to raise capital in the future. The additional shares we would have to issue or potentially issue could cause dilution to our then current stockholders and may have an adverse impact on our stock price. The potential dilutive effect of such a financing could deter potential future investors from investing in our Company. If we are unable to raise capital because of such anti-dilution provisions, it may have a material adverse impact on our business.

As of December 31, 2015, we had outstanding Series A warrants to purchase a total of 6,936,880 shares of common stock at an exercise price of $0.5175 per share (the “2011 Series A Warrants”). The 2011 Series A Warrants contain “full ratchet” anti-dilution provisions that would result in an adjustment to the exercise price of the 2011 Series A Warrants if we issue or are deemed to issue additional shares of our common stock at an effective per share price below $0.5175, subject to certain exceptions. We expect that the issuance of the shares in this offering will result in a downward adjustment to the exercise price of the outstanding 2011 Series A Warrants. It is possible that one or more warrant holders might object to our determination of applicable anti-dilution adjustments. A reduction in the exercise price of our warrants may result in additional dilution if the 2011 Series A Warrants are exercised following a reduction of the exercise price. The 2011 Series A Warrants expire in December 2016.

THE OFFERING

The following summary contains basic information about the offering and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of the securities we are offering, you should read the section entitled “Description of Securities.”

Issuer	StemCells, Inc.

Common Stock We Are Offering	26,667,000 shares (excluding shares issuable upon exercise of the warrants offered hereby)

Warrants We Are Offering

Series A Warrants to purchase up to 13,333,500 shares of common stock. Each Series A Warrant will have an exercise price of $0.30 per share, will be immediately exercisable upon issuance and will expire two years from the date of original issuance. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the Series A Warrants.

Series B Warrants to purchase up to 20,000,250 shares of common stock. Each Series B Warrant will have an exercise price of $0.42 per share, and will be exercisable for five years from the later of (i) our receipt of stockholder approval to effect the Reverse Stock Split so as to permit the exercise in full of the Series B Warrants and (ii) 12 months from the date of issuance.

Common Stock To Be Outstanding After This Offering	138,015,241 shares (or 142,015,291 shares if the underwriters exercise their option to purchase additional shares in full).

Over-allotment Option	We have granted the underwriters an option for a period of 45 days from the date of this prospectus supplement to purchase up to 4,000,050 additional shares and/or warrants to purchase up to an additional 5,000,063 shares to cover over-allotments.

Use of Proceeds	We intend to use the net proceeds of this offering for general corporate purposes, including working capital, capital expenditures and research and development, as well as acquisitions and other strategic purposes. See “Use of Proceeds.”

Risk Factors	Your investment in our securities involves substantial risks. You should consider the “Risk Factors” and the “Note Regarding Forward-Looking Statements” included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference from our filings with the SEC.

NASDAQ ticker symbol	STEM

The number of shares of common stock shown above to be outstanding after this offering is based on the 111,348,241 shares outstanding as of December 31, 2015 and excludes:

•	33,333,750 shares of our common stock that are issuable upon exercise of the warrants offered by this prospectus supplement;

•	2,079,129 shares of our common stock subject to options outstanding as of December 31, 2015;

•	8,442,519 shares of our common stock subject to outstanding restricted stock units as of December 31, 2015;

•	6,207,871 shares of our common stock that are available for issuance in connection with future grants under our stock option plans as of December 31, 2015; and

•	44,277,849 shares of our common stock that have been reserved for issuance upon exercise of outstanding warrants as of December 31, 2015.

Unless otherwise stated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares and/or warrants to cover over-allotments.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated in this prospectus supplement contain forward looking statements that involve substantial risks and uncertainties. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. Such statements include, without limitation, all statements as to expectation or belief and statements as to our future results of operations; the progress of our research, product development and clinical programs; the need for, and timing of, additional capital and capital expenditures; partnering prospects; costs of manufacture of products; the protection of, and the need for, additional intellectual property rights; effects of regulations; the need for additional facilities; potential market opportunities; our anticipated use of proceeds from this offering; and our ability to consummate the offering. Our actual results may vary materially from those contained in such forward-looking statements because of risks to which we are subject, including the fact that additional trials will be required to confirm the safety and demonstrate the efficacy of our HuCNS-SC cells for the treatment of any disease or disorder; uncertainty as to whether the U.S. Food and Drug Administration or other regulatory authorities will permit us to proceed with clinical testing of proposed products despite the novel and unproven nature of our technologies; the risk that our clinical trials or studies could be substantially delayed beyond their expected dates or cause us to incur substantial unanticipated costs; uncertainties in our ability to obtain the capital resources needed to continue our current research and development operations and to conduct the research, preclinical development and clinical trials necessary for regulatory approvals; the uncertainty regarding our ability to obtain a corporate partner or partners, if needed, to support the development and commercialization of our potential cell-based therapeutics products; the uncertainty regarding the outcome of our clinical trials or studies we may conduct in the future; the uncertainty regarding the validity and enforceability of our issued patents; the risk that we may not be able to manufacture additional master and working cell banks when needed; the uncertainty as to whether our preclinical studies will be replicated in humans; the uncertainty whether any products that may be generated in our cell-based therapeutics programs will prove clinically safe and effective; the uncertainty whether we will achieve significant revenue from product sales or become profitable; obsolescence of our technologies; competition from third parties; intellectual property rights of third parties; litigation risks; and other risks to which we are subject. All forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements and risk factors set forth in “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act filed after such annual report or in additional prospectus supplements related to this offering.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the securities offered by this prospectus supplement will be approximately $7,270,094, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us and excluding the proceeds, if any, from the exercise of the warrants issued in this offering. If the underwriters exercise their over-allotment option in full, we estimate that the net proceeds from this offering will be approximately $8,398,108, excluding the proceeds, if any, from the exercise of any warrants issued in the over-allotments option.

We intend to use the net proceeds of this offering for general corporate purposes, including working capital, capital expenditures, research and development expenditures and clinical trial expenditures. A portion of the net proceeds may also be used for the acquisition of businesses, products and technologies that are complementary to ours, or for other strategic purposes, although we have no current understandings, commitments or agreements to do so. We may use a portion of the net proceeds to repurchase outstanding warrants. Pending use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We anticipate that we will continue to retain our earnings, if any, for use in the operation of our business. Accordingly, we do not expect to pay any cash dividends on our common stock for the foreseeable future.

DILUTION

If you invest in our common stock, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.

As of December 31, 2015 we had negative net tangible book value of approximately $(380,000), or $0 per share of common stock. Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding as of December 31, 2015. After giving effect to the sale in this offering of 26,667,000 shares, less the underwriting discounts and commissions and estimated offering expenses we expect to pay, our as adjusted net tangible book value would have been approximately $6,890,094, or approximately $0.05 per share of common stock, as of December 31, 2015. This represents an immediate increase in net tangible book value of approximately $0.05 per share to existing stockholders and an immediate dilution of approximately $0.25 per share to new investors. The following table illustrates this calculation on a per share basis:

Public offering price per share of common stock		$0.2999998
Net tangible book value per share as of December 31, 2015	$0
Increase per share attributable to the offering	$0.05

As adjusted net tangible book value per share after this offering		$0.05

Dilution per share to new investors		$0.25

The number of shares of common stock shown above to be outstanding after this offering is based on the 111,348,241 shares outstanding as of December 31, 2015 and excludes:

•	33,333,750 shares of our common stock that are issuable upon the exercise of the warrants offered by this prospectus supplement;

•	2,079,129 shares of our common stock subject to options outstanding as of December 31, 2015;

•	8,442,519 shares of our common stock subject to outstanding restricted stock units as of December 31, 2015;

•	6,207,871 shares of our common stock that are available for issuance in connection with future grants under our stock option plans as of December 31, 2015; and

•	44,277,849 shares of our common stock that have been reserved for issuance upon exercise of outstanding warrants as of December 31, 2015.

To the extent that any options or warrants are exercised, new options are issued under our equity incentive plans or we otherwise issue additional shares of common stock in the future at a price less than the combined public offering price, there will be further dilution to new investors.

If the underwriters exercise in full their option to purchase 4,000,050 additional shares at the public offering price of $0.2999998 per share and/or Series A Warrants to purchase 2,000,025 additional shares at the public offering price of $0.0000001 per warrant and Series B Warrants to purchase 3,000,038 additional shares at a public offering price of 0.00000001 per warrant, the pro forma as adjusted net tangible book value after this offering would be approximately $0.056 per share, representing an increase in net tangible book value of approximately $0.056 per share to existing stockholders and immediate dilution in net tangible book value of approximately $0.24 per share to investors purchasing our common stock in this offering at the public offering price.

DESCRIPTION OF SECURITIES

We are offering a maximum of 26,667,000 shares of our common stock and Series A Warrants to purchase up to 13,333,500 shares of common stock and Series B Warrants to purchase up to 20,000,250 shares of common stock in this offering. This prospectus supplement also relates to the offering of shares of our common stock issuable upon exercise, if any, of the Series A Warrants.

Common Stock

The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our charter and by-laws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

We have authority to issue 225,000,000 shares of common stock. As of December 31, 2015 we had 111,348,241 shares of common stock outstanding.

General

Holders of common stock are entitled to one vote per share on matters on which our stockholders vote. There are no cumulative voting rights. Holders of common stock are entitled to receive dividends, if declared by our board of directors, out of funds that we may legally use to pay dividends. If we liquidate or dissolve, holders of common stock are entitled to share ratably in our assets once our debts and any liquidation preference owed to any then-outstanding preferred stockholders are paid. Our certificate of incorporation does not provide the common stock with any redemption, conversion or preemptive rights. All shares of common stock that are outstanding as of the date of this prospectus and, upon issuance and sale, all shares we are offering by this prospectus, will be fully-paid and nonassessable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

NASDAQ Capital Market

Our common stock is listed for quotation on the NASDAQ under the symbol “STEM.”

Warrants

The following is a brief summary of the material terms of the warrants and is subject in all respects to the provisions contained in the warrants. The form of warrants will be filed with a Current Report on Form 8-K and reference is made thereto for a complete description of the warrants.

Series A Warrants

Exercise Price. The exercise price per share of common stock purchasable upon exercise of the Series A Warrants is $0.30 per share. If we, at any time while the Series A Warrants are outstanding, pay a stock dividend on our common stock or otherwise make a distribution on any class of capital stock that is payable in shares of our common stock, subdivide outstanding shares of our common stock into a larger number of shares or combine the outstanding shares of our common stock into a smaller number of shares, then, the number, class and type of shares available under the Series A Warrants and the exercise price will be correspondingly adjusted to give the holder of the Series A Warrants, on exercise for the same aggregate exercise price, the total number, class, and type of shares or other property as the holder would have owned had the Series A Warrants been exercised prior to the event and had the holder continued to hold such shares until the event requiring adjustment.

Exercisability. Holders may exercise the Series A Warrants for a period of two years from the date of original issuance.

Anti-Dilution Adjustments. The exercise price of the Series A Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock. The exercise price of the Series A Warrants is also subject to anti-dilution adjustments for any issuance of common stock or rights to acquire common stock for consideration per share below the then-existing exercise price of the Series A Warrants, with certain exceptions. The terms of the Series A Warrants, including these anti-dilution protections, may make it difficult for us to raise additional capital at prevailing market terms in the future.

Cashless Exercise. If, at any time during the exercisability period for the Series A Warrants, the fair market value of our common stock exceeds the exercise price of the Series A Warrants and the issuance of shares of our common stock upon exercise of the Series A Warrants is not covered by an effective registration statement, we or the holder are permitted to effect a cashless exercise of the Series A Warrants (in whole or in part) by having the holder surrendering the Series A Warrants to us, together with delivery to us of a duly executed exercise notice, cancel a portion of the Series A Warrants in payment of the purchase price payable in respect of the number of shares of our common stock purchased upon such exercise.

Transferability. The Series A Warrants may be transferred at the option of the Series A Warrants holder upon surrender of the Series A Warrants with the appropriate instruments of transfer.

Exchange Listing. We do not plan on making an application to list the Series A Warrants on any national securities exchange or other quotation system.

Rights as a Stockholder. Except as otherwise provided in the Series A Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Series A Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Series A Warrants.

Fundamental Transactions. In the event of any fundamental transaction, as described in the Series A Warrants and generally including any merger with another entity, the sale, transfer or other disposition of all or substantially all of our assets to another entity, or the acquisition by a person of more than 50% of our common stock, the holders of the Series A Warrants will thereafter have the right to receive upon exercise of the Series A Warrants such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of shares of our common stock equal to the number of shares of our common stock issuable upon exercise of the Series A Warrants immediately prior to the fundamental transaction, had the fundamental transaction not taken place, and appropriate provision will be made so that the provisions of the Series A Warrants (including, for example, provisions relating to the adjustment of the exercise price) will thereafter be applicable, as nearly equivalent as may be practicable in relation to any share of stock, securities or assets deliverable upon the exercise of the Series A Warrants after the fundamental transaction.

Limits on Exercise of Warrants. Except upon at least 61 days’ prior notice from the holder to us, the holder will not have the right to exercise any portion of the Series A Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock (including securities convertible into common stock) outstanding immediately after the exercise.

Series B Warrants

Exercise Price. The exercise price per share of common stock purchasable upon exercise of the Series B Warrants is $0.42 per share. If we, at any time while the Series B Warrants are outstanding, pay a stock dividend on our common stock or otherwise make a distribution on any class of capital stock that is payable in shares of our common stock, subdivide outstanding shares of our common stock into a larger number of shares or combine the outstanding shares of our common stock into a smaller number of shares, then, the number, class and type of shares available under the Series B Warrants and the exercise price will be correspondingly adjusted to give the holder of the Series B Warrants, on exercise for the same aggregate exercise price, the total number, class, and type of shares or other property as the holder would have owned had the Series B Warrants been exercised prior to the event and had the holder continued to hold such shares until the event requiring adjustment.

Exercisability. Holders may exercise the Series B Warrants for a period of five years from the later of (i) the receipt of stockholder approval to effect the Reverse Stock Split so as to permit the exercise in full of the Series B Warrants and (ii) 12 months from the date of issuance.

Anti-Dilution Adjustments. The exercise price of the Series B Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock. The exercise price of the Series B Warrants is also subject to anti-dilution adjustments for any issuance of common stock or rights to acquire common stock for consideration per share below the then-existing exercise price of the Series B Warrants, with certain exceptions. The terms of the Series B Warrants, including these anti-dilution protections, may make it difficult for us to raise additional capital at prevailing market terms in the future.

Cashless Exercise. If, at any time during the exercisability period of the Series B Warrants, the fair market value of our common stock exceeds the exercise price of the Series B Warrants and the issuance of shares of our common stock upon exercise of the Series B Warrants is not covered by an effective registration statement, we or the holder are permitted to effect a cashless exercise of the Series B Warrants (in whole or in part) by having the holder surrendering the Series B Warrants to us, together with delivery to us of a duly executed exercise notice, cancel a portion of the Series B Warrants t in payment of the purchase price payable in respect of the number of shares of our common stock purchased upon such exercise.

Transferability. The Series B Warrants may be transferred at the option of the Series B Warrants holder upon surrender of the Series B Warrants with the appropriate instruments of transfer.

Exchange Listing. We do not plan on making an application to list the Series B Warrants on any national securities exchange or other quotation system.

Rights as a Stockholder. Except as otherwise provided in the Series B Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Series B Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Series B Warrants.

Fundamental Transactions. In the event of any fundamental transaction, as described in the Series B Warrants and generally including any merger with another entity, the sale, transfer or other disposition of all or substantially all of our assets to another entity, or the acquisition by a person of more than 50% of our common stock, the holders of the Series B Warrants will thereafter have the right to receive upon exercise of the Series B Warrants Series B Warrants such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of shares of our common stock equal to the number of shares of our common stock issuable upon exercise of the Series B Warrants immediately prior to the fundamental transaction, had the fundamental transaction not taken place, and appropriate provision will be made so that the provisions of the Series B Warrants (including, for example, provisions relating to the adjustment of the exercise price) will thereafter be applicable, as nearly equivalent as may be practicable in relation to any share of stock, securities or assets deliverable upon the exercise of the Series B Warrants after the fundamental transaction.

Limits on Exercise of Warrants. Except upon at least 61 days’ prior notice from the holder to us, the holder will not have the right to exercise any portion of the Series B Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock (including securities convertible into common stock) outstanding immediately after the exercise.

UNDERWRITING

We have entered into an underwriting agreement with Maxim Group LLC (“Maxim”), acting as sole book-running manager and sole representative of the underwriters, with respect to the shares of common stock and warrants being offered. The underwriting agreement provides for the purchase of a specific number of shares of common stock and warrants by each of the underwriters. The obligations of the underwriter are subject to certain customary conditions. Subject to such conditions, the underwriters are committed to purchase all of the shares of common and warrants offered hereby, other than the shares and warrant covered by the over-allotment option described below.

		Number of Shares underlying Series A Warrants	Number of Shares underlying Series B Warrants
Underwriter	Number of Shares
Maxim Group LLC	23,866,965	11,933,483	17,900,224
Chardan Capital Markets	2,800,035	1,400,017	2,100,026
Total:	26,667,000	13,333,500	20,000,250

The shares and warrants sold by the underwriters to the public will be offered at a price of $0.2999998 per share of common stock, $0.0000001 per Series A Warrant to purchase up to 13,333,500 shares of common stock and $0.0000001 per Series B Warrant to purchase 20,000,250 shares of common stock and to certain dealers at those prices less a concession not in excess of $0.009 per share.

We estimate that the total fees and expenses payable by us, excluding underwriting discounts and commissions, will be approximately $250,000. This estimate includes up to $150,000 of out-of-pocket fees and expenses of the representative in connection with this offering. The following table shows the underwriting fees to be paid to the underwriters by us in connection with this offering assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares:

	Per Common Share, Series A Warrant and Series B Warrant	Total Without Exercise of Over-Allotment Option	Total With Full Exercise of Over-Allotment Option
Public Offering Price	$0.300	$8,000,100	$9,200,115
Underwriting discount (6%)	$0.018	$480,006	$552,007
Proceeds, before expenses, to us	$0.282	$7,520,094	$8,648,108

We have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

One of our senior employees has agreed to purchase approximately 166,000 shares of our common stock and Series A Warrants to purchase up to 83,000 shares of common stock and Series B Warrants to purchase up to 124,500 shares common stock in this offering at the public offering price.

We have granted to the underwriters an over-allotment option, exercisable for 45 days from the date of the underwriting agreement to purchase up to (i) 4,000,050 shares of common stock at a price of $0.281999812 per share, which price reflects underwriting discount, and/or (ii) Series A Warrants to purchase up to 2,000,025 shares of common stock and Series B Warrants to purchase up to 3,000,038 shares of common stock each at a price of $0.000000094 per warrant, which price reflects the underwriting discount. The over-allotment option may be used to purchase shares of common stock and/or warrants in any combination thereof, as determined by the representative. The representative may exercise this option, in whole or in part, solely for the purpose of covering over-allotments, if any, made in connection with the offering of the securities pursuant to this prospectus.

We and our subsidiaries have agreed to certain restrictions on the ability to sell additional shares of our common stock for a period ending on the earlier of 120 days after the date that the underwriting agreement is signed or the date on which our common stock has a closing price at or above $0.375 for three consecutive days, but in any event earlier than 60 days after the date the underwriting agreement is signed. Subject to certain exceptions, we and our subsidiaries have agreed not to directly or indirectly offer for sale, sell, contract to sell, grant any option for the sale of, or otherwise issue or dispose of, any shares of common stock, or any securities of the Company or our subsidiaries which would entitle the holder thereof to acquire at any time common stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, common stock, without Maxim’s prior written consent.

Our officers and our directors have agreed, subject to limited exceptions, for a period of 30 days after the date of the underwriting agreement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired at a per share price less than the public offering price of the shares without Maxim’s prior written consent. Maxim may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to the lock-up.

To facilitate the offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after the offering. Specifically, the underwriters may over-allot or otherwise create a short position in the common stock for their own account by selling more common stock than has been sold to them by us. Short sales involve the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering. “Naked” short sales are sales in excess of the number sold to them by us. The underwriters must close out any naked short position by purchasing common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

In addition, the underwriters may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker dealers participating in the offering are reclaimed if common stock previously distributed in the offering is repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on NASDAQ or otherwise and, if commenced, may be discontinued at any time.

From time to time in the ordinary course of their respective business, the underwriters and their affiliates may in the future engage in commercial banking or investment banking transactions with us and our affiliates. We have no present arrangements with the underwriters for any such transactions.

Ascendiant Capital Markets, LLC (“Ascendiant”) is acting as financial advisor to the Company and not as an underwriter or selling group member and is not a party to the underwriting agreement. Ascendiant will receive from the Company a fee separate and apart from the underwriters’ fee.

LEGAL MATTERS

Various legal matters with respect to the validity of the shares of common stock and warrants offered by this prospectus supplement will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. Certain legal matters related to the offering will be passed upon for the underwriters by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. These documents are on file with the SEC under file number 000-19871. You may read and copy any document we file at the SEC at 100 F Street, N.E., Washington, D.C., 20549. You can request copies of these documents by contacting the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 filed by us with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of that contract or other document filed with the SEC. For further information about us and the securities offered by this prospectus supplement, we refer you to the registration statement and its exhibits and schedules which may be obtained as described herein.

The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below into this prospectus supplement, and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of all the securities by this prospectus supplement is completed, including all filings made after the date of this prospectus supplement. We hereby incorporate by reference the documents listed below:

•	our Definitive Proxy Statement on Schedule 14A filed on April 30, 2015;

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015;

•	our Current Reports on Form 8-K filed on March 25, 2015, April 17, 2015, April 27, 2015, May 14, 2015, May 15, 2015, June 5, 2015, June 15, 2015, June 29, 2015, September 15, 2015, October 23, 2015, November 12, 2015, November 19, 2015, December 24, 2015, and January 12, 2016 (as amended); and

•	the description of our common stock contained in our registration statement on Form 8-A filed August 3, 1998, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We will provide each person to whom this prospectus supplement is delivered a copy of all of the information that has been incorporated by reference in this prospectus supplement or the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus. You may also obtain copies of these filings, at no cost, through the “Investor Relations” section of our website (www.stemcellsinc.com), and you may request copies of these filings, at no cost, by writing or telephoning us at:

StemCells, Inc.

7707 Gateway Blvd., Suite 140

Newark, CA 94560

Attention: Investor Relations

Phone: (510) 456-4000

e-mail: irpr@stemcellsinc.com

You should rely only on the information incorporated by reference or provided in this prospectus supplement, the accompanying prospectus or any free writing prospectus required to be filed with the SEC. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate as of any date other than the respective dates that are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS

$100,000,000

STEMCELLS, INC.

Common Stock

Preferred Stock

Warrants

Debt Securities

We may offer to the public, from time to time, in one or more series or issuances:

•	shares of our common stock;

•	shares of our preferred stock;

•	warrants to purchase shares of our common stock, preferred stock and/or debt securities; or

•	debt securities consisting of debentures, notes or other evidences of indebtedness.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our common stock is traded on the Nasdaq Capital Market under the symbol “STEM.” On December 24, 2013, the closing price of our common stock was $1.31.

Investing in our securities involves certain risks. Please carefully consider “Risk Factors” on page 3 and other information included and incorporated by reference in this prospectus, and in any applicable prospectus supplement, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 8, 2014

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may sell different types of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the nature of the persons offering securities and the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein by reference, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

This prospectus does not contain all of the information that is in the registration statement. We omitted certain parts of the registration statement from this prospectus as permitted by the SEC. We refer you to the registration statement and its exhibits for additional information about us and the securities that may be sold under this prospectus.

All references in this prospectus to “StemCells,” the “Company,” “we,” “us,” or “our” mean StemCells, Inc. and its subsidiaries unless we state otherwise or the context otherwise requires.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or the time of any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since such date.

PROSPECTUS SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference in this prospectus. It does not contain all of the information that you should consider before buying our securities. You should read this entire prospectus carefully, especially the section entitled “Risk Factors” and the consolidated financial statements and the notes to the consolidated financial statements incorporated by reference.

The Company

We are engaged in researching, developing, and commercializing cell-based therapeutics and enabling tools and technologies for stem cell-based research and drug discovery and development. Our research and development (R&D) programs are primarily focused on identifying and developing potential cell-based therapeutics which can either restore or support organ function. In particular, since we relocated our corporate headquarters to California in 1999, our R&D efforts have been directed at refining our methods for identifying, isolating, culturing, and purifying the human neural stem cell and developing this cell as potential cell-based therapeutics for the central nervous system (CNS). Our HuCNS-SC® cells (purified human neural stem cells) are currently in clinical development for several indications — chronic spinal cord injury, dry age-related macular degeneration (AMD) and Pelizeaus-Merzbacher disease (PMD), which is a myelination disorder in the brain. We are also conducting preclinical research to evaluate HuCNS-SC cells in Alzheimer’s disease.

In October 2012, we published in Science Translational Medicine, a peer-reviewed journal, the data from our four-patient Phase I clinical trial in PMD, which showed preliminary evidence of durable and progressive donor-derived myelination in all four patients. In addition, there were measurable gains in neurological function in three of the four patients, with the fourth patient clinically stable. We are conducting a Phase I/II clinical trial for the treatment of chronic spinal cord injury, which represents the first time that neural stem cells have been transplanted as a potential therapeutic agent for spinal cord injury. This trial is being conducted in Switzerland, Canada, and the United States. Data from the first three patients demonstrated a favorable safety profile and multi-segment gains in sensory function in two of the three patients 12 months after transplantation of HuCNS-SC cells compared to pre-transplant baselines; the third patient remained stable. As of November 2013, a total of eight patients have been dosed with our HuCNS-SC cells in this trial. We are also conducting a Phase I/II clinical trial in dry AMD at two trial sites in the United States, and as of November 2013, have enrolled and dosed a total of seven patients with our HuCNS-SC cells in this trial. We previously completed a Phase I clinical trial in infantile and late infantile neuronal ceroid lipofuscinosis (NCL), which showed that our HuCNS-SC cells were well tolerated and non-tumorigenic, and that there was evidence of engraftment and long-term survival of the transplanted HuCNS-SC cells. In October 2013, the results of a four-year, long-term follow up study of the patients from the initial Phase I study showed there were no long-term safety or tolerability issues associated with the cells up to five years post-transplantation.

In April 2013, we entered into an agreement with the California Institute for Regenerative Medicine (CIRM) under which CIRM will provide up to approximately $19.3 million as a forgivable loan, in accordance with mutually agreed upon terms and conditions and CIRM regulations. The CIRM loan will help fund preclinical development of our HuCNS-SC cells for Alzheimer’s disease. In July 2013, we received an initial disbursement of $3.8 million under the CIRM Loan Agreement. For a brief description of our significant therapeutic research and development programs see Overview “Research and Development Programs” in the Business Section of Part I, Item 1 of our Form 10-K for the year ended December 31, 2012.

We are also engaged in developing and commercializing applications of our technologies to enable research, which we believe represent current and nearer-term commercial opportunities. Our portfolio of technologies includes cell technologies relating to embryonic stem cells, induced pluripotent stem (iPS) cells, and tissue-derived (adult) stem cells; expertise and infrastructure for providing cell-based assays for drug discovery; a cell culture products and antibody reagents business; and an intellectual property portfolio with claims relevant to cell processing, reprogramming and manipulation, as well as to gene targeting and insertion. Many of these enabling technologies were acquired in April 2009 as part of our acquisition of the operations of Stem Cell Sciences Plc (SCS).

We have not derived any revenue or cash flows from the sale or commercialization of any products except for license revenue for certain of our patented technologies and sales of products for use in stem cell research. As a result, we have incurred annual operating losses since inception and expect to incur substantial operating losses in the future. Therefore, we are dependent upon external financing, such as from equity and debt offerings, to finance our operations. Before we can derive revenue or cash inflows from the commercialization of any of our therapeutic product candidates, we will need to: (i) conduct substantial in vitro testing and characterization of our proprietary cell types, (ii) undertake preclinical and clinical testing for specific disease indications; (iii) develop, validate and scale-up manufacturing processes to produce these cell-based therapeutics, and (iv) obtain required regulatory approvals. These steps are risky, expensive and time consuming.

Our Corporate Information

We are incorporated in Delaware. Our principal executive offices are located at 7707 Gateway Blvd., Suite 140, Newark, California 94560 and our telephone number is (510) 456-4000. Our website is located at www.stemcellsinc.com. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus.

RISK FACTORS

You should consider the “Risk Factors” included and incorporated by reference in this prospectus and any applicable prospectus supplement, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) filed after such annual report. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us, or that we currently deem immaterial, may also impair our business operations. If any of these risks were to occur, our business, financial condition, or results of operations would likely suffer. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated in this prospectus by reference may contain “forward-looking statements”. Except for strictly historical information contained herein, matters discussed in this report constitute forward-looking statements. Generally, these statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “look forward,” “may,” “planned,” “potential,” “should,” “will,” and “would,” and similar terms. These forward-looking statements reflect our current expectations and are based upon currently available data. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, we note that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in the forward-looking statements.

Such statements include, without limitation, all statements as to expectation or belief and statements as to our future results of operations; the progress of our research, product development and clinical programs; the need for, and timing of, additional capital and capital expenditures; partnering prospects; costs of manufacturing products; the protection of, and the need for, additional intellectual property rights; effects of regulations; the need for additional facilities; and potential market opportunities. Our actual results may vary materially from those contained in such forward-looking statements because of risks to which we are subject, including the fact that additional trials will be required to confirm the safety and demonstrate the efficacy of our HuCNS-SC cells for the treatment of any disease or disorder; uncertainty as to whether the U.S. Food and Drug Administration (FDA), Swissmedic, or other regulatory authorities will permit us to continue with clinical testing of proposed products despite the novel and unproven nature of our technologies; the risk that our clinical trials or studies could be substantially delayed beyond their expected dates or cause us to incur substantial unanticipated costs; uncertainties in our ability to obtain the capital resources needed to continue our current research and development operations and to conduct the research, preclinical development and clinical trials necessary for regulatory approvals; the uncertainty regarding our ability to obtain a corporate partner or partners, if needed, to support the development and commercialization of our potential cell-based therapeutics products; the uncertainty regarding the outcome of our clinical trials or studies we may conduct in the future; the uncertainty regarding the validity and enforceability of our issued patents; the risk that we may not be able to manufacture additional master and working cell banks when needed; the uncertainty as to whether the Company’s preclinical studies will be replicated in humans; the uncertainty whether any products that may be generated in our cell-based therapeutics programs will prove clinically safe and effective; the uncertainty of whether we will achieve significant revenue from product sales or become profitable; obsolescence of our technologies; competition from third parties; intellectual property rights of third parties; litigation risks; and other risks to which we are subject. All forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements and risk factors set forth in “Risk Factors” in this prospectus.

The forward-looking statements included in this prospectus represent our estimates as of the date of this prospectus. We specifically disclaim any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing our estimates or views as of any date subsequent to the date of this prospectus.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, acquisitions of new technologies or businesses, and investments. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

RATIO OF EARNINGS TO FIXED CHARGES

If we offer debt securities and/or preference equity securities under this prospectus, then we will, if required at that time, provide a ratio of earnings to fixed charges and/or ratio of combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

PLAN OF DISTRIBUTION

We may sell securities in any of the ways described below, including any combination thereof:

•	to or through underwriters or dealers;

•	through one or more agents; or

•	directly to purchasers or to a single purchaser.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. In no event will any underwriter or dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent of the price of the securities being registered.

Only the agents or underwriters named in the prospectus supplement are agents or underwriters in connection with the securities being offered.

We may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and describe the terms of its agreement, if any, with us and the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain of the underwriters may use this prospectus and the accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of, or the existence of trading markets for, any of the securities.

Certain persons participating in this offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

DESCRIPTION OF COMMON STOCK

The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our charter and by-laws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

We have authority to issue 225,000,000 shares of common stock. As of December 18, 2013 we had 55,137,668 shares of common stock outstanding.

General

Holders of common stock are entitled to one vote per share on matters on which our stockholders vote. There are no cumulative voting rights. Holders of common stock are entitled to receive dividends, if declared by our board of directors, out of funds that we may legally use to pay dividends. If we liquidate or dissolve, holders of common stock are entitled to share ratably in our assets once our debts and any liquidation preference owed to any then-outstanding preferred stockholders are paid. Our certificate of incorporation does not provide the common stock with any redemption, conversion or preemptive rights. All shares of common stock that are outstanding as of the date of this prospectus and, upon issuance and sale, all shares we are offering by this prospectus, will be fully-paid and nonassessable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Nasdaq Capital Market

Our common stock is listed for quotation on the Nasdaq Capital Market under the symbol “STEM.”

DESCRIPTION OF PREFERRED STOCK

We have authority to issue 1,000,000 shares of undesignated preferred stock. As of December 18, 2013, no shares of our preferred stock were outstanding. The following summary of certain provisions of our preferred stock does not purport to be complete. You should refer to our restated certificate of incorporation and our amended and restated by-laws, both of which are included as exhibits to the registration statement we have filed with the SEC in connection with this offering. The summary below is also qualified by provisions of applicable law.

Our board of directors is authorized, without stockholder approval, from time to time, to issue shares of preferred stock in series and may, at the time of issuance, subject to Delaware law and our charter and by-laws, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of StemCells, Inc.; and

•	any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of StemCells, Inc.

The preferred stock offered by this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Transfer Agent and Registrar

The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of, and other information relating to, the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $100,000,000 in debt securities; or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an initial public offering price of up to $100,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of StemCells, Inc. and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety to the detailed provisions of the indenture.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for shares of common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of StemCells, Inc.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into shares of common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

•	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If you hold certificated debt securities, you may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

You may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of our company, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of StemCells, Inc., or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger and Sale of Assets

We have agreed in the indenture that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

•	the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

•	immediately before and immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we fail to pay any principal or premium, if any, when it becomes due;

•	we fail to pay any interest within 30 days after it becomes due;

•	we fail to comply with any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•	certain events involving bankruptcy, insolvency or reorganization of StemCells, Inc. or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•	all lawful interest on overdue interest and overdue principal has been paid; and

•	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness which is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder gives to the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•	the trustee fails to institute a proceeding within 60 days after such request; and

•	the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•	to provide that the surviving entity following a change of control of StemCells, Inc. permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of the outstanding series of debt securities, amend or supplement the indenture or the debt securities of such series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•	reduce the rate of or change the time for payment of interest;

•	reduce the principal of or change the stated maturity of the debt securities;

•	make any debt security payable in money other than that stated in the debt security;

•	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

•	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;

•	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or

•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

•	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

(1) to register the transfer or exchange of such debt securities;

(2) to replace temporary or mutilated, destroyed, lost or stolen debt securities;

(3) to compensate and indemnify the trustee; or

(4) to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

•	to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for that purpose:

•	money;

•	U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) which through the scheduled payment of principal and interest in accordance with their terms will provide money; or

•	a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

which in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

•	in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

•	in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•	in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities which are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of StemCells, Inc., the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. These documents are on file with the SEC under file number 000-19871. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. You can request copies of these documents by contacting the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of that contract or other document filed with the SEC. For further information about us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits and schedules which may be obtained as described herein.

The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below into this prospectus, and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of all the securities by this prospectus is completed, including all filings made after the filing date of this initial registration statement and prior to its effectiveness. We hereby incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as amended;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013;

•	our Current Reports on Form 8-K filed on February 13, 2013, March 12, 2013, April 11, 2013, June 4, 2013, June 10, 2013, August 5, 2013, September 12, 2013, October 4, 2013, October 30, 2013, November 14, 2013 (as amended) and December 23, 2013;

•	our Definitive Proxy Statement on Schedule 14A filed on October 31, 2013; and

•	the description of our common stock contained in our registration statement on Form 8-A filed August 3, 1998, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We will provide each person to whom this prospectus is delivered a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain copies of these filings, at no cost, through the “Investor Relations” section of our website (www.stemcellsinc.com), and you may request copies of these filings, at no cost, by writing or telephoning us at:

StemCells, Inc.

7707 Gateway Blvd., Suite 140

Newark, CA 94560

Attention: Investor Relations

Phone: (510) 456-4000

e-mail: irpr@stemcellsinc.com

The information contained on our website is not a part of this prospectus.

26,667,000 Shares of Common Stock and

Series A Warrants to Purchase 13,333,500 Shares of Common Stock and

Series B Warrants to Purchase 20,000,250 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Maxim Group LLC

Co-Manager

Chardan Capital Markets, LLC

March 9, 2016